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                                                                 EXHIBIT 24.1





                        INDEPENDENT AUDITORS' CONSENT
                        -----------------------------


The Board of Directors
Dr Pepper/Seven-Up Companies, Inc.:

We consent to incorporation by reference in the registration statement
(No. 33-69404) on Form S-8 of Dr Pepper/Seven-Up Companies, Inc. of our report dated February 10, 1995, relating to the consolidated balance sheets of Dr Pepper/Seven-Up Companies, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' deficit and cash flows and related schedules for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of Dr Pepper/Seven-Up Companies, Inc. Our report refers to a change in the method of accounting for income taxes.


                                       KPMG Peat Marwick LLP

Dallas, Texas
March 30, 1995